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                                                                    EXHIBIT 23.2







                    Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 34-1312571) pertaining to Range Resources Corporation's Amended and Restated 1999 Stock Option Plan of our report dated January 31, 2003 with respect to the consolidated financial statements as of and for the year ended December 31, 2002 of Great Lakes Energy Partners L.L.C., included in the Annual Report (Form 10-K) of Range Resources Corporation Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Pittsburg, Pennsylvania
June 2, 2003